EXHIBIT 99.1

ANSYS Announces Q4 Results: Record Finish Reflects Double-Digit Growth in Revenue, ACV, EPS and Operating Cash Flow

Completes Acquisitions of Granta Design Limited and Helic, Inc.

Company Initiates Q1 and FY 2019 Outlook

Key Highlights

  ACV growth of 28% and 17% in constant currency for Q4 2018 and the year ended December 31, 2018, respectively
  Operating cash flows of $132.9 million and $486.4 million for Q4 2018 and FY 2018, respectively
  Deferred revenue and backlog of $659.2 million at December 31, 2018 under ASC 606 and $957.1 million at December 31, 2018, an increase of 24% over Q4 2017, under ASC 605
  Recurring revenue of 73% for Q4 2018 and 74% for FY 2018 on both a GAAP and non-GAAP basis, under ASC 606
  Recurring revenue of 72% for Q4 2018 and 76% for FY 2018 on both a GAAP and non-GAAP basis, under ASC 605
  Repurchased 0.5 million shares in the fourth quarter at an average price of $154.03 and 1.7 million shares during the year at an average price of $161.12

Note: We adopted ASC 606 on January 1, 2018, which impacted our financial results, including the categorization and geographic allocation of revenue. For comparability purposes, and unless otherwise specified, the amounts included in the commentary below refer to results under ASC 605 as if the previous revenue recognition guidance was still in effect.

PITTSBURGH, Feb. 27, 2019 (GLOBE NEWSWIRE) -- ANSYS, Inc. (NASDAQ: ANSS), today reported fourth quarter 2018 GAAP and non-GAAP revenue growth of 11% and 12%, respectively, or 13% and 14%, respectively, in constant currency. For FY 2018, GAAP and non-GAAP revenue growth was 11% and 12%, respectively, or 10% and 11% in constant currency. For the fourth quarter, the Company reported growth in diluted earnings per share of 70% and 30% on a GAAP and non-GAAP basis, respectively. For FY 2018, the Company reported growth in diluted earnings per share of 39% and 32% on a GAAP and non-GAAP basis, respectively.

Ajei Gopal, ANSYS President and CEO, commented, “Q4 was an outstanding quarter capping a stellar 2018. We grew double-digits across all key financial metrics for the quarter and the year.  I am confident we are tracking towards our 2020 objective of sustained, double-digit revenue growth at industry leading margins.”

In addition, Gopal stated, “I am looking forward to 2019. Our vision of making simulation pervasive across the product lifecycle is resonating with customers and partners. With a product portfolio that is stronger than ever, I am proud that we can solve many of the challenging problems faced by our customers as they bring next-generation products to market. With our continued focus on transforming our go-to-market, and with new partnerships with leading companies who are licensing ANSYS technology, we are unlocking future opportunities. I am excited about our growth prospects in 2019 and beyond.”

Maria Shields, ANSYS CFO, stated, “Our outstanding financial performance reflects the strength of our core business and our continued dedication and focus on execution, both during the fourth quarter and for the entire year. We set new company records across all key financial metrics including our Q4 and full year 2018 revenue, ACV, earnings and operating cash flows. To achieve both our near-term and longer-term growth objectives, we will move forward with investments in our core products, high-growth adjacent markets and our business infrastructure to continue building the platform to scale our business.”

Financial Results

ANSYS' fourth quarter and fiscal year 2018 and 2017 financial results are presented below. The 2018 and 2017 non-GAAP results exclude the income statement effects of acquisition adjustments to deferred revenue, stock-based compensation, amortization of acquired intangible assets, acquisition-related transaction costs, restructuring charges and measurement-period adjustments related to the 2017 Tax Cuts and Jobs Act.

GAAP and non-GAAP results under ASC 606:
	GAAP	Non-GAAP
(in millions, except percentages and per share data)	Q4 2018	Q4 2018
Revenue	$415.4	$418.0
Net income	$153.2	$182.1
Diluted earnings per share	$1.79	$2.13
Operating profit margin	43.3%	51.6%

	GAAP	Non-GAAP
(in millions, except percentages and per share data)	FY 2018	FY 2018
Revenue	$1,293.6	$1,303.1
Net income	$419.4	$513.9
Diluted earnings per share	$4.88	$5.98
Operating profit margin	36.8%	47.4%

GAAP and non-GAAP results under ASC 605:

	GAAP			Non-GAAP
(in millions, except percentages and per share data)	Q4 2018	Q4 2017	% Change	Q4 2018	Q4 2017	% Change
Revenue	$335.9	$302.3	11%	$340.1	$303.4	12%
Net income	$88.6	$52.6	68%	$118.6	$92.8	28%
Diluted earnings per share	$1.04	$0.61	70%	$1.39	$1.07	30%
Operating profit margin	29.9%	33.3%		40.5%	42.6%

	GAAP			Non-GAAP
(in millions, except percentages and per share data)	FY 2018	FY 2017	% Change	FY 2018	FY 2017	% Change
Revenue	$1,216.5	$1,095.3	11%	$1,232.1	$1,098.1	12%
Net income	$356.9	$259.3	38%	$455.7	$347.9	31%
Diluted earnings per share	$4.15	$2.98	39%	$5.30	$4.01	32%
Operating profit margin	32.8%	35.7%		44.4%	46.4%

The non-GAAP financial results highlighted above, and the non-GAAP financial outlook for 2019 discussed below, represent non-GAAP financial measures. Reconciliations of these measures to the appropriate GAAP measures, for the three and twelve months ended December 31, 2018 and 2017, and for the 2019 financial outlook, are included in the condensed financial information included in this release.

Other Financial Metrics

(in millions, except percentages)	Q4 2018	Q4 2017	% Change	% Change in Constant Currency
Annual contract value (ACV)	$480.5	$380.7	26%	28%
Operating cash flows	$132.9	$103.5	28%

(in millions, except percentages)	FY 2018	FY 2017	% Change	% Change in Constant Currency
ACV	$1,325.2	$1,123.9	18%	17%
Operating cash flows	$486.4	$430.4	13%

ACV, or Annual Contract Value, is a financial performance metric that we introduced in 2018. We believe this new measure is an improved metric as compared to the historically provided bookings metric because it adjusts the sales bookings metric to reflect only the annual value of a contract and also adjusts to reflect the sales booking at the date of the contract inception or renewal. There is no GAAP measure comparable to ACV. ACV is composed of the following:

  the annualized value of maintenance and lease contracts with start dates or anniversary dates during the period, plus the value of perpetual license contracts with start dates during the period, plus the annualized value of fixed-term services contracts with start dates or anniversary dates during the period, plus the value of work performed during the period on fixed-deliverable services contracts.

Management's 2019 Financial Outlook

The Company's first quarter and fiscal year 2019 revenue and diluted earnings per share guidance is provided below. The revenue and diluted earnings per share guidance are provided on both a GAAP and a non-GAAP basis, in accordance with ASC 606. Non-GAAP financial measures exclude the income statement effects of acquisition adjustments to deferred revenue, stock-based compensation, amortization of acquired intangible assets and acquisition-related transaction costs.

The financial guidance below includes the impact of the Company's acquisitions of Granta and Helic, which closed during the first quarter of 2019.

First Quarter 2019 Guidance

The Company currently expects the following for the quarter ending March 31, 2019:

(in millions, except per share data)	GAAP	Non-GAAP
Revenue	$286.0 - $308.0	$290.0 - $310.0
Diluted earnings per share	$0.61 - $0.82	$0.98 - $1.11

Fiscal Year 2019 Guidance

The Company currently expects the following for the fiscal year ending December 31, 2019:

(in millions, except per share data)	GAAP	Non-GAAP
Revenue	$1,400.0 - $1,465.0	$1,410.0 - $1,470.0
Diluted earnings per share	$3.98 - $4.61	$5.55 - $6.00

(in millions)	Other Financial Metrics
ACV	$1,410.0 - $1,465.0
Operating cash flows	$470.0 - $510.0

During Q1 2019, we acquired Granta and Helic for a combined purchase price of approximately $261.5 million. The acquisition of Granta, the premier provider of materials information technology, expands the Company's portfolio into this important area, giving customers access to material intelligence, including data that is critical to successful simulations. The acquisition of Helic, the industry-leading provider of electromagnetic crosstalk solutions for systems on chips, combined with our flagship electromagnetic and semiconductor solvers, will provide a comprehensive solution for on-chip, 3D integrated circuit and chip-package-system electromagnetics and noise analysis.

Conference Call Information

ANSYS will hold a conference call at 8:30 a.m. Eastern Time on February 28, 2019 to discuss fourth quarter and fiscal year 2018 results. The Company will provide its prepared remarks on the Company’s investor relations homepage and as an exhibit in its Form 8-K in advance of the call to provide shareholders and analysts with additional time and detail for analyzing its results in preparation for the conference call. The prepared remarks will not be read on the call, and only brief remarks will be made prior to the Q&A session. The Company also posted a complementary investor presentation titled "4Q 2018 Investor Presentation" that can be accessed by clicking News & Events, then Presentations on our website at https://investors.ansys.com.

To participate in the live conference call, dial 855-239-2942 (US) or 412-542-4124 (Canada & Int’l). The call will be recorded and a replay will be available within two hours after the call. The replay will be available by dialing (877) 344-7529 (US), (855) 669-9658 (Canada) or (412) 317-0088 (Int’l) and entering the passcode 10128385. The archived webcast can be accessed, along with other financial information, on ANSYS' website at https://investors.ansys.com/news-and-events/events-calendar.

ANSYS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Unaudited)
	ASC 606	ASC 605	ASC 605
(in thousands)	December 31, 2018	December 31, 2018	December 31, 2017
ASSETS:
Cash & short-term investments	$777,364	$777,364	$881,787
Accounts receivable, net	317,700	135,190	124,659
Goodwill	1,572,455	1,572,455	1,378,553
Other intangibles, net	211,272	211,272	157,625
Other assets	387,173	522,303	398,999
Total assets	$3,265,964	$3,218,584	$2,941,623
LIABILITIES & STOCKHOLDERS' EQUITY:
Current deferred revenue	$328,584	$526,168	$440,491
Other liabilities	287,833	289,257	255,301
Stockholders' equity	2,649,547	2,403,159	2,245,831
Total liabilities & stockholders' equity	$3,265,964	$3,218,584	$2,941,623

ANSYS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(Unaudited)
	Three Months Ended			Twelve Months Ended
	ASC 606	ASC 605	ASC 605	ASC 606	ASC 605	ASC 605
(in thousands, except per share data)	December 31, 2018	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2018	December 31, 2017
Revenue:
Software licenses	$226,421	$194,190	$176,596	$576,717	$676,846	$624,964
Maintenance and service	189,011	141,728	125,740	716,919	539,623	470,286
Total revenue	415,432	335,918	302,336	1,293,636	1,216,469	1,095,250
Cost of sales:
Software licenses	6,318	11,774	10,224	18,619	36,852	34,421
Amortization	3,631	3,631	9,902	27,034	27,034	36,794
Maintenance and service	30,140	24,684	20,686	110,232	91,999	78,949
Total cost of sales	40,089	40,089	40,812	155,885	155,885	150,164
Gross profit	375,343	295,829	261,524	1,137,751	1,060,584	945,086
Operating expenses:
Selling, general and administrative	133,137	133,137	108,157	413,580	413,580	338,640
Research and development	58,896	58,896	49,222	233,802	233,802	202,746
Amortization	3,374	3,374	3,466	13,795	13,795	12,972
Total operating expenses	195,407	195,407	160,845	661,177	661,177	554,358
Operating income	179,936	100,422	100,679	476,574	399,407	390,728
Interest income	3,745	3,745	2,135	11,419	11,419	6,962
Other income (expense), net	1,381	1,381	(484)	(908)	(908)	(1,996)
Income before income tax provision	185,062	105,548	102,330	487,085	409,918	395,694
Income tax provision	31,899	16,978	49,745	67,710	53,067	136,443
Net income	$153,163	$88,570	$52,585	$419,375	$356,851	$259,251
Earnings per share – basic:
Earnings per share	$1.83	$1.06	$0.62	$4.99	$4.25	$3.05
Weighted average shares	83,699	83,699	84,557	83,973	83,973	84,988
Earnings per share – diluted:
Earnings per share	$1.79	$1.04	$0.61	$4.88	$4.15	$2.98
Weighted average shares	85,472	85,472	86,709	85,913	85,913	86,854

ANSYS, INC. AND SUBSIDIARIES
ASC 606 Reconciliation of Non-GAAP Measures
(Unaudited)
	Three Months Ended
	December 31, 2018
(in thousands, except percentages and per share data)	GAAP Results	Adjustments		Non-GAAP Results
Total revenue	$415,432	$2,545	(1)	$417,977
Operating income	179,936	35,646	(2)	215,582
Operating profit margin	43.3%			51.6%
Net income	$153,163	$28,919	(3)	$182,082
Earnings per share – diluted:
Earnings per share	$1.79			$2.13
Weighted average shares	85,472			85,472

(1) Amount represents the revenue not reported during the period as a result of the acquisition accounting adjustment associated with the accounting for deferred revenue in business combinations.
(2) Amount represents $24.5 million of stock-based compensation expense, $0.5 million of excess payroll taxes related to stock-based awards, $7.0 million of amortization expense associated with intangible assets acquired in business combinations, $1.2 million of transaction expenses related to business combinations and the $2.5 million adjustment to revenue as reflected in (1) above.
(3) Amount represents the impact of the adjustments to operating income referred to in (2) above, decreased for the related income tax impact of $6.9 million and increased for rabbi trust expense of $0.2 million.

ANSYS, INC. AND SUBSIDIARIES
ASC 606 Reconciliation of Non-GAAP Measures
(Unaudited)
	Twelve Months Ended
	December 31, 2018
(in thousands, except percentages and per share data)	GAAP Results	Adjustments		Non-GAAP Results
Total revenue	$1,293,636	$9,442	(1)	$1,303,078
Operating income	476,574	141,442	(2)	618,016
Operating profit margin	36.8%			47.4%
Net income	$419,375	$94,510	(3)	$513,885
Earnings per share – diluted:
Earnings per share	$4.88			$5.98
Weighted average shares	85,913			85,913

(1) Amount represents the revenue not reported during the period as a result of the acquisition accounting adjustment associated with the accounting for deferred revenue in business combinations.
(2) Amount represents $83.3 million of stock-based compensation expense, $4.3 million of excess payroll taxes related to stock-based awards, $40.8 million of amortization expense associated with intangible assets acquired in business combinations, $3.5 million of transaction expenses related to business combinations and the $9.4 million adjustment to revenue as reflected in (1) above.
(3) Amount represents the impact of the adjustments to operating income referred to in (2) above, decreased for the related income tax impact of $47.9 million and increased for a measurement-period adjustment related to the Tax Cuts and Jobs Act of $0.9 million and rabbi trust expense of $0.1 million.

ANSYS, INC. AND SUBSIDIARIES
ASC 605 Reconciliation of Non-GAAP Measures
(Unaudited)
	Three Months Ended
	December 31, 2018				December 31, 2017
(in thousands, except percentages and per share data)	GAAP Results	Adjustments		Non-GAAP Results	GAAP Results	Adjustments		Non- GAAP Results
Total revenue	$335,918	$4,147	(1)	$340,065	$302,336	$1,108	(4)	$303,444
Operating income	100,422	37,248	(2)	137,670	100,679	28,582	(5)	129,261
Operating profit margin	29.9%			40.5%	33.3%			42.6%
Net income	$88,570	$30,005	(3)	$118,575	$52,585	$40,183	(6)	$92,768
Earnings per share – diluted:
Earnings per share	$1.04			$1.39	$0.61			$1.07
Weighted average shares	85,472			85,472	86,709			86,709

(1) Amount represents the revenue not reported during the period as a result of the acquisition accounting adjustment associated with the accounting for deferred revenue in business combinations.
(2) Amount represents $24.5 million of stock-based compensation expense, $0.5 million of excess payroll taxes related to stock-based awards, $7.0 million of amortization expense associated with intangible assets acquired in business combinations, $1.2 million of transaction expenses related to business combinations and the $4.1 million adjustment to revenue as reflected in (1) above.
(3) Amount represents the impact of the adjustments to operating income referred to in (2) above, decreased for the related income tax impact of $7.4 million and increased for rabbi trust expense of $0.2 million.
(4) Amount represents the revenue not reported during the period as a result of the acquisition accounting adjustment associated with the accounting for deferred revenue in business combinations.
(5) Amount represents $13.7 million of stock-based compensation expense, $13.4 million of amortization expense associated with intangible assets acquired in business combinations, $0.4 million of transaction expenses related to business combinations and the $1.1 million adjustment to revenue as reflected in (4) above.
(6) Amount represents the impact of the adjustments to operating income referred to in (5) above, decreased for the related income tax impact of $11.0 million, excluding the impact of the Tax Cuts and Jobs Act, and rabbi trust income of $0.1 million, and increased for total net impacts of the Tax Cuts and Jobs Act of $22.7 million.

ANSYS, INC. AND SUBSIDIARIES
ASC 605 Reconciliation of Non-GAAP Measures
(Unaudited)
	Twelve Months Ended
	December 31, 2018				December 31, 2017
(in thousands, except percentages and per share data)	GAAP Results	Adjustments		Non-GAAP Results	GAAP Results	Adjustments		Non-GAAP Results
Total revenue	$1,216,469	$15,583	(1)	$1,232,052	$1,095,250	$2,856	(4)	$1,098,106
Operating income	399,407	147,583	(2)	546,990	390,728	118,567	(5)	509,295
Operating profit margin	32.8%			44.4%	35.7%			46.4%
Net income	$356,851	$98,832	(3)	$455,683	$259,251	$88,663	(6)	$347,914
Earnings per share – diluted:
Earnings per share	$4.15			$5.30	$2.98			$4.01
Weighted average shares	85,913			85,913	86,854			86,854

(1) Amount represents the revenue not reported during the period as a result of the acquisition accounting adjustment associated with the accounting for deferred revenue in business combinations.
(2) Amount represents $83.3 million of stock-based compensation expense, $4.3 million of excess payroll taxes related to stock-based awards, $40.8 million of amortization expense associated with intangible assets acquired in business combinations, $3.5 million of transaction expenses related to business combinations and the $15.6 million adjustment to revenue as reflected in (1) above.
(3) Amount represents the impact of the adjustments to operating income referred to in (2) above, decreased for the related income tax impact of $49.7 million and increased for a measurement-period adjustment related to the Tax Cuts and Jobs Act of $0.9 million and rabbi trust expense of $0.1 million.
(4) Amount represents the revenue not reported during the period as a result of the acquisition accounting adjustment associated with the accounting for deferred revenue in business combinations.
(5) Amount represents $53.2 million of stock-based compensation expense, $49.8 million of amortization expense associated with intangible assets acquired in business combinations, $11.7 million of restructuring charges, $1.1 million of transaction expenses related to business combinations and the $2.9 million adjustment to revenue as reflected in (4) above.
(6) Amount represents the impact of the adjustments to operating income referred to in (5) above, decreased for the related income tax impact of $52.5 million, excluding the impact of the Tax Cuts and Jobs Act, and rabbi trust income of $0.1 million, and increased for total net impacts of the Tax Cuts and Jobs Act of $22.7 million.

ANSYS, INC. AND SUBSIDIARIES
Reconciliation of Forward-Looking Guidance
Quarter Ending March 31, 2019
Earnings Per Share Range - Diluted
U.S. GAAP expectation	$0.61 - $0.82
Adjustment to exclude acquisition adjustments to deferred revenue	$0.02 - $0.04
Adjustment to exclude acquisition-related amortization	$0.08 - $0.10
Adjustment to exclude stock-based compensation	$0.16 - $0.20
Adjustment to exclude acquisition-related transaction expenses	$0.03
Non-GAAP expectation	$0.98 - $1.11

ANSYS, INC. AND SUBSIDIARIES
Reconciliation of Forward-Looking Guidance
Year Ending December 31, 2019
Earnings Per Share Range - Diluted
U.S. GAAP expectation	$3.98 - $4.61
Adjustment to exclude acquisition adjustments to deferred revenue	$0.05 - $0.09
Adjustment to exclude acquisition-related amortization	$0.38 - $0.44
Adjustment to exclude stock-based compensation	$0.93 - $1.01
Adjustment to exclude acquisition-related transaction expenses	$0.03
Non-GAAP expectation	$5.55 - $6.00

Use of Non-GAAP Measures

The Company provides non-GAAP revenue, non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share as supplemental measures to GAAP regarding the Company's operational performance. These financial measures exclude the impact of certain items and, therefore, have not been calculated in accordance with GAAP. A detailed explanation of each of the adjustments to such financial measures is described below. This press release also contains a reconciliation of each of these non-GAAP financial measures to its most comparable GAAP financial measure.

Management uses non-GAAP financial measures (a) to evaluate the Company's historical and prospective financial performance as well as its performance relative to its competitors, (b) to set internal sales targets and spending budgets, (c) to allocate resources, (d) to measure operational profitability and the accuracy of forecasting, (e) to assess financial discipline over operational expenditures and (f) as an important factor in determining variable compensation for management and its employees. In addition, many financial analysts that follow the Company focus on and publish both historical results and future projections based on non-GAAP financial measures. The Company believes that it is in the best interest of its investors to provide this information to analysts so that they accurately report the non-GAAP financial information. Moreover, investors have historically requested, and the Company has historically reported, these non-GAAP financial measures as a means of providing consistent and comparable information with past reports of financial results.

While management believes that these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP, are not reported by all the Company's competitors and may not be directly comparable to similarly titled measures of the Company's competitors due to potential differences in the exact method of calculation. The Company compensates for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures.

The adjustments to these non-GAAP financial measures, and the basis for such adjustments, are outlined below:

Acquisition accounting for deferred revenue and its related tax impact. Historically, the Company has consummated acquisitions in order to support its strategic and other business objectives. In accordance with the fair value provisions applicable to the accounting for business combinations, acquired deferred revenue is often recorded on the opening balance sheet at an amount that is lower than the historical carrying value. Although this acquisition accounting requirement has no impact on the Company's business or cash flow, it adversely impacts the Company's reported GAAP revenue in the reporting periods following an acquisition. In order to provide investors with financial information that facilitates comparison of both historical and future results, the Company provides non-GAAP financial measures which exclude the impact of the acquisition accounting adjustment. The Company believes that this non-GAAP financial adjustment is useful to investors because it allows investors to (a) evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making, and (b) compare past and future reports of financial results of the Company as the revenue reduction related to acquired deferred revenue will not recur when related annual lease licenses and software maintenance contracts are renewed in future periods.

Amortization of intangible assets from acquisitions and its related tax impact. The Company incurs amortization of intangible assets, included in its GAAP presentation of amortization expense, related to various acquisitions it has made. Management excludes these expenses and their related tax impact for the purpose of calculating non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share when it evaluates the continuing operational performance of the Company because these costs are fixed at the time of an acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition. Accordingly, management does not consider these expenses for purposes of evaluating the performance of the Company during the applicable time period after the acquisition, and it excludes such expenses when making decisions to allocate resources. The Company believes that these non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making, and (b) compare past reports of financial results of the Company as the Company has historically reported these non-GAAP financial measures.

Stock-based compensation expense and its related tax impact. The Company incurs expense related to stock-based compensation included in its GAAP presentation of cost of software licenses; cost of maintenance and service; research and development expense; and selling, general and administrative expense. This non-GAAP adjustment also includes excess payroll tax expense related to stock-based compensation. Stock-based compensation expense (benefit) incurred in connection with the Company's deferred compensation plan held in a rabbi trust includes an offsetting benefit (charge) recorded in other income (expense). Although stock-based compensation is an expense of the Company and viewed as a form of compensation, management excludes these expenses for the purpose of calculating non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share when it evaluates the continuing operational performance of the Company. Management similarly excludes income (expense) related to assets held in a rabbi trust in connection with the Company's deferred compensation plan. Specifically, the Company excludes stock-based compensation and income (expense) related to assets held in the deferred compensation plan rabbi trust during its annual budgeting process and its quarterly and annual assessments of the Company's and management's performance. The annual budgeting process is the primary mechanism whereby the Company allocates resources to various initiatives and operational requirements. Additionally, the annual review by the board of directors during which it compares the Company's historical business model and profitability to the planned business model and profitability for the forthcoming year excludes the impact of stock-based compensation. In evaluating the performance of senior management and department managers, charges related to stock-based compensation are excluded from expenditure and profitability results. In fact, the Company records stock-based compensation expense into a stand-alone cost center for which no single operational manager is responsible or accountable. In this way, management can review, on a period-to-period basis, each manager's performance and assess financial discipline over operational expenditures without the effect of stock-based compensation. The Company believes that these non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate the Company's operating results and the effectiveness of the methodology used by management to review the Company's operating results, and (b) review historical comparability in the Company's financial reporting as well as comparability with competitors' operating results.

Restructuring charges and the related tax impact. The Company occasionally incurs expenses for restructuring its workforce included in its GAAP presentation of cost of software licenses; cost of maintenance and service; research and development expense; and selling, general and administrative expense. Management excludes these expenses for the purpose of calculating non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share when it evaluates the continuing operational performance of the Company, as it generally does not incur these expenses as a part of its operations. The Company believes that these non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate the Company's operating results and the effectiveness of the methodology used by management to review the Company's operating results, and (b) review historical comparability in the Company's financial reporting as well as comparability with competitors' operating results.

Transaction costs related to business combinations. The Company incurs expenses for professional services rendered in connection with business combinations, which are included in its GAAP presentation of selling, general and administrative expense. These expenses are generally not tax-deductible. Management excludes these acquisition-related transaction expenses, derived from announced acquisitions, for the purpose of calculating non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share when it evaluates the continuing operational performance of the Company, as it generally would not have otherwise incurred these expenses in the periods presented as a part of its operations. The Company believes that these non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate the Company's operating results and the effectiveness of the methodology used by management to review the Company's operating results, and (b) review historical comparability in the Company's financial reporting as well as comparability with competitors' operating results.

Tax Cuts and Jobs Act. The Company recorded charges in its income tax provision related to the enactment of the Tax Cuts and Jobs Act, specifically for the transition tax related to unrepatriated cash and the impacts of the tax rate change on net deferred tax assets. Management excludes these charges for the purpose of calculating non-GAAP net income and non-GAAP diluted earnings per share when it evaluates the continuing operational performance of the Company, as (i) the charges are not expected to recur as part of its normal operations and (ii) the charges resulted from the extremely infrequent event of major U.S. tax reform, the last such reform having occurred in 1986. The Company believes that these non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate the Company's operating results and the effectiveness of the methodology used by management to review the Company's operating results, and (b) review historical comparability in the Company's financial reporting.

Non-GAAP financial measures are not in accordance with, or an alternative for, GAAP. The Company's non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP.

The Company has provided a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures as listed below:

GAAP Reporting Measure	Non-GAAP Reporting Measure
Revenue	Non-GAAP Revenue
Operating Income	Non-GAAP Operating Income
Operating Profit Margin	Non-GAAP Operating Profit Margin
Net Income	Non-GAAP Net Income
Diluted Earnings Per Share	Non-GAAP Diluted Earnings Per Share

About ANSYS, Inc.

If you've ever seen a rocket launch, flown on an airplane, driven a car, used a computer, touched a mobile device, crossed a bridge or put on wearable technology, chances are you've used a product where ANSYS software played a critical role in its creation. ANSYS is the global leader in engineering simulation. Through our strategy of Pervasive Engineering Simulation, we help the world's most innovative companies deliver radically better products to their customers. By offering the best and broadest portfolio of engineering simulation software, we help them solve the most complex design challenges and create products limited only by imagination. Founded in 1970, ANSYS is headquartered south of Pittsburgh, Pennsylvania, U.S.A. Visit www.ansys.com for more information.

Forward-Looking Information

Certain statements contained in this press release regarding matters that are not historical facts, including, but not limited to, statements regarding:  trends in customer development processes and the success of our strategy of Pervasive Engineering Simulation; our ability to continue to invest in the business; our projections for the first quarter of 2019 and fiscal year 2019 (in both GAAP and non-GAAP measures to exclude acquisition accounting adjustments to deferred revenue, acquisition-related amortization, stock-based compensation expense and acquisition-related transaction costs with related tax impacts); statements regarding management's use of non-GAAP financial measures and statements regarding investing in the business are "forward-looking" statements (as defined in the Private Securities Litigation Reform Act of 1995). The words “believe,” “continue,” “expect,” and similar expressions are intended to identify forward-looking statements. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. All forward-looking statements in this press release are subject to risks and uncertainties, including, but not limited to: the risk that adverse conditions in the global and domestic markets will significantly affect ANSYS’ customers’ ability to purchase products from the Company at the same level as prior periods or to pay for the Company’s products and services; the risk that declines in ANSYS’ customers’ business may lengthen customer sales cycles; the risk of declines in the economy of one or more of ANSYS’ primary geographic regions; the risk that ANSYS’ revenues and operating results will be adversely affected by changes in currency exchange rates or economic declines in any of the countries in which ANSYS conducts transactions; the risk that the assumptions underlying ANSYS' anticipated revenues and expenditures will change or prove inaccurate; the risk that ANSYS has overestimated its ability to maintain growth and profitability, and control costs; uncertainties regarding the demand for ANSYS' products and services in future periods; uncertainties regarding customer acceptance of new products; the risk of ANSYS’ products' future compliance with industry quality standards and its potential impact on the Company’s financial results; the risk that the Company may need to change its pricing models due to competition and its potential impact on the Company’s financial results; the risk that ANSYS' operating results will be adversely affected by possible delays in developing, completing or shipping new or enhanced products; the risk that enhancements to the Company's products or products acquired in acquisitions may not produce anticipated sales; the risk that the Company may not be able to recruit and retain key executives and technical personnel; the risk that third parties may misappropriate the Company’s proprietary technology or develop similar technology independently; the risk of unauthorized access to and distribution of the Company’s source code; the risk of the Company’s implementation of its new IT systems; the risk of difficulties in the relationship with ANSYS’ independent regional channel partners; the risk of ANSYS’ reliance on perpetual licenses and the result that any change in customer licensing behavior may have on the Company’s financial results; the risk that ANSYS may not achieve the anticipated benefits of its acquisitions or that the integration of the acquired technologies or products with the Company’s existing product lines may not be successful; the risk of periodic reorganizations and changes within ANSYS’ sales organization; the risk of industry consolidation and the impact it may have on customer purchasing decisions; and other factors that are detailed from time to time in reports filed by ANSYS, Inc. with the Securities and Exchange Commission, including ANSYS, Inc.'s 2018 Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. We undertake no obligation to publicly update or revise any forward-looking statements, whether changes occur as a result of new information or future events, after the date they were made.

ANSYS and any and all ANSYS, Inc. brand, product, service and feature names, logos and slogans are registered trademarks or trademarks of ANSYS, Inc. or its subsidiaries in the United States or other countries. All other brand, product, service and feature names or trademarks are the property of their respective owners.

Visit www.investors.ansys.com/ for more information. The ANSYS IR App is now available for download on iTunes and Google Play. ANSYS also has a strong presence on the major social channels. To join the simulation conversation, please visit www.ansys.com/Social@ANSYS.

ANSS:  F

Contact:

Investors:	Annette Arribas, IRC
724.820.3700
annette.arribas@ansys.com
Media:	Amy Pietzak
724.820.4367
amy.pietzak@ansys.com